 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199314 and No. 333-199316) of Grantparents.com, Inc. of our report dated April 10, 2014, relating to the consolidated financial statements as of and for the year ended December 31, 2013, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

Boca Raton, Florida

April 9, 2015